EXHIBIT 32.2
CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(b) OF THE EXCHANGE ACT AND 18 U.S.C. SECTION 1350.
In connection with the Annual Report on Form 10-K of Curis, Inc. (the "Company") for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, James Dentzer, Chief Financial and Administration Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 9, 2017	/S/ James Dentzer
James Dentzer
Chief Financial and Administrative Officer
(Principal Financial and Accounting Officer)